Exhibit 23.1

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

     We hereby consent to the use in this Pre-Effective Amendment No. 4 to Registration Statement on Form SB-2 of our report dated February 20, 2006, and updated on July 12, 2006, relating to the balance sheet of Electronic Sensor Technology, Inc. as of December 31, 2005 and the related consolidated statements of operations, changes in stockholders' deficit and cash flows for the years ended December 31, 2005 and 2004. We also consent to the references to us under the heading "Experts" in such Pre-Effective Amendment No. 4 to Registration Statement.

/s/ Sherb & Co., LLP
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Sherb & Co., LLP
Certified Public Accountants

New York, New York

September 26, 2006